THRIVENT MUTUAL FUNDS

Form N-SAR for

Fiscal Period Ended 4/28/2017

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3

For the six months period ending April 28, 2017

Fund	Trade Date	CUSIP	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
Thrivent Partner Worldwide Allocation Fund	01/18/2017	900123CL2	Republic of Turkey	N	98.858	1,040,000	2,000,000,000	0.0521	Barclays Bank PLC	Goldman Sachs International, Barclays Bank PLC, Citigroup Global Markets Inc.	Underwriting spread 0.075
Thrivent Partner Worldwide Allocation Fund	404/26/2017	857006AG5	State Grid Overseas Inv.	Y	99.941	270,000	2,350,000,000	0.0115	Citigroup Global Markets Inc.	ANZ SECURITIES, INC. BANK OF CHINA LIMITED CHINA CONSTRUCTION BANK CORPORATION CITIGROUP GLOBAL MARKETS INC. CREDIT SUISSE SECURITIES (USA) LLC DEUTSCHE BANK SECURITIES INC. GOLDMAN SACHS & CO. LLC HSBC SECURITIES (USA) INC. ICBC STANDARD BANK PLC J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MIZUHO SECURITIES USA INC. MORGAN STANLEY & CO. LLC UBS SECURITIES LLC	0